UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
March 5, 2009 (March 2, 2009)

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000
(Registrant’s telephone number, including area code)
 N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On March 2, 2009, Anadarko Petroleum Corporation (the “Company”) entered into a Terms Agreement, dated as of March 2, 2009 (including the Underwriting Agreement (Standard Provisions) dated March 2009 of the Company incorporated therein by reference, the “Terms Agreement”), among the Company and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters (collectively, the “Underwriters”). The Terms Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. The foregoing description of the Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Terms Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
     The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
Item 8.01. Other Events.
     In connection with the Terms Agreement, on March 5, 2009, the Company completed a public offering of $1.1 billion aggregate principal amount of its debt securities, consisting of $500 million aggregate principal amount of its 7.625% Senior Notes due 2014 and $600 million aggregate principal amount of its 8.700% Senior Notes due 2019 (collectively, the “Notes”).
     The Notes are governed by the terms of an Indenture, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company’s existing and future senior indebtedness that is not specifically subordinated to the Notes. The Company may redeem, at its option, all or part of the Notes at any time, at a make-whole redemption price plus accrued and unpaid interest to the date of redemption. The net proceeds from the offering will be used for general corporate purposes, including the repayment of our debt maturing in 2009. The terms of the Notes are further described in the prospectus supplement of the Company dated March 2, 2009, together with the related prospectus dated September 8, 2006, as filed with the Securities and Exchange Commission under Rule 424(b)(5) of the Act on March 4, 2009.
     The Officers’ Certificate of the Company dated March 2, 2009 establishing the terms of each series of Notes and the form of each series of Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Document

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated March 2009 of the Company incorporated therein by reference), dated March 2, 2009, between the Company and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated March 2, 2009 establishing the 7.625% Senior Notes due 2014 and the 8.700% Senior Notes due 2019

4.2	Form of 7.625% Senior Notes due 2014

4.3	Form of 8.700% Senior Notes due 2019

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM
CORPORATION
(Registrant)

Dated: March 5, 2009
	By:	/s/ Robert K. Reeves Robert K. Reeves
Senior Vice President, General Counsel
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
No.	Document

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated March 2009 of the Company incorporated therein by reference), dated March 2, 2009, between the Company and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated March 2, 2009 establishing the 7.625% Senior Notes due 2014 and the 8.700% Senior Notes due 2019

4.2	Form of 7.625% Senior Notes due 2014

4.3	Form of 8.700% Senior Notes due 2019

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)